Exhibit 99.1
Local.com Corporate Presentation November 2010

Forward Looking Statements; Non-GAAP Financial Measures 2

3 What We're Doing Our Mission Statement: To be the leader at enabling businesses and consumers to find each other and connect. Our Growth Strategy: Reach more consumers via useful products on owned and third-party sites, and monetize those consumers with a range of high-value ad products.

Corporation

- NASDAQ: LOCM is a diversified local search business
  - Flagship 'Top 10' web property*
  - Local syndication network of over 100,000 sites
  - Reach about 20MM MUVs each month
  - Top 3 fastest-growing in local online advertising***
  - Deloitte 2010 Fast 500

- 2010 guidance: $86-$87 MM, up 54% (based on 11/04/2010 guidance)
  - Operating at ~16% Adjusted Net Income, up ~250% Y/Y

- Advertising revenue model
  - Ad feeds by Yahoo!, Superpages.com, Yellowpages.com and many more
  - Subscription revenues directly from small business customers

- >116 employees in Irvine and Redondo Beach, California



"Over the next five years…
39% ($5.1 billion) of the ad spending
on print yellow pages will
VANISH
as small businesses shift
marketing budgets online."

"Say Goodbye to Yellow Pages"

A Borrell Associates report published July 2008

* Nielsen MegaView Search. September 14, 2009;. ** The Kelsey Group. August 2008. *** Borrell Associates. November 2009

Local.com Corporate Presentation | November 2010 4

A Diversified Local Search Business 5 ADVERTISERS TECHNOLOGY TRAFFIC 17 Million Local Business Listings Local Ad Exchange & Feed Management Custom Local Content Creation & Management Geo-Cat Website Creation & Hosting Ad Feeds Flagship Site Regional Media Local Search Engines Owned Domains 3rd Party Domains Direct Customers

How We Operate 6 All numbers as of Q3, 2010 Regional Media 'Partner traffic' >80,000 sites About 5MM MUVs 30% of revenue OCTANE360 Managed by SAS Supports all three businesses Advertisers >60k direct subscribers represent 18% of revenue Ad feeds from partners Consumers 'Our traffic' >20,000 sites About 15MM MUVs 52% of revenue

Experienced Team with Strategy Discipline

local.com



Heath Clarke
Chairman & CEO
11 years

20+ yrs exp
VP eCommerce LanguageForce

CEO/Founder AFP (Australia)



Bruce Crair
Pres. & COO
5 years

20+ yrs exp
Co-founder/COO ZeroDegrees

President Cox/Sprint PCS

President/COO eVoice



Ken Cragun
Interim CFO
1.5 years

20+ yrs exp
CFO Modtech

SVP MIVA

CFO ImproveNet

CFO NetCharge.com

CPA; Big 4 Exp.



Michael Plonski
CTO
1 year

15+ yrs exp
SVP/CIO & COO Digital Martha Stewart Living Omnimedia

VP, CTO Tribune Information Systems, Tribune Interactive



Richard Szatkowski
SVP, GM Network
1 year

15+ yrs exp
SVP, Autobytel

Senior Mgr., Miva



Rajan Mohan
SVP, GM O&O
Apr '10

13+ yrs exp
Director, AOL Europe

Principal Consultant, Hughes Network Systems



Scott Reinke
General Counsel
EVP and Gen. Counsel, Emerging Media Group, Inc. (TRAFFIQ, Inc.)



Peter Hutto
SVP Corp. Dev.
Co-founder and VP, Business Development/Marketing, ZeroDegrees



Heather Dilley
VP HR & Admin.
HR Manager, Paciolan (online ticketing)



Peter Mathews
VP Engineering
VP Engineering for AGIS Network (vertical search portal)



Eileen Licitra
VP Product Mgmt.
VP, Product, MediaSpan Online Services



Adam Rioux
VP OCTANE360
CEO and Co-founder, OCTANE360



Steven Schindler
VP Marketing
Co-founder/President, Sasa Technologies (Web 2.0 content aggregator)

Local.com Corporate Presentation | November 2010
7

Significant Technology Portfolio 8 6 patents issued, 10 pending in local/mobile/Octane Lucene core Multiple databases with millions of SMB listings to validate business information We crawl the web and use our proprietary Keyword DNA(tm) + web indexing algorithms to generate all our search results Highly scalable geo-cat domain acquisition and website hosting Domain acquisition factors include user search habits, local ad coverage, domain availability and url optimization SEO optimized site structure Automated website hosting & management features Ingest real-time ad and data feeds from multiple partners Syndicate those ad feeds + our ad inventory & organic search results to over 100,000 sites Provisions O&O and Network ad inventory for internal sales force, private label, agency and channel partners Marketplace for the procurement, creation and management of custom local content Plagiarism filters SEO optimization Transaction management Custom Local Content Creation & Management Geo-Cat Website Creation & Hosting Local Ad Exchange & Feed Management Organic Search Results

O&O - Flagship Property: Local.com 9 Our flagship property About 15MM MUVs Relaunched November 2010 Crisper user experience New design & navigation Enhanced business info Coupons Combines local merchants, online coupons, weekly circulars, grocery & national Connect to loyalty cards Improved Events Better search Social integration (who's attending/who's not) Topics Over 800 articles & growing!

O&O - Proprietary Network 10 >20,000 hyperlocal geo-cat sites Owned by Local.com but available for 'lease' to local businesses for advertising High visibility & value to advertiser High relevance & functionality to user High revenue & margin to Local.com

O&O - Target Market Over half of our O&O traffic is the 'Soccer Mom' demographic Aged between 25-45 with one child or more at home Controls significant portion of the household purse strings Typically spends 80% of that money within 20 miles of home 89% of in-store purchasers in key categories have conducted online research* 82% of people visiting local search sites follow-up with offline action (store visit/call)* Soccer mom + local + commercial = ad sponsors Site monetization ~$100+ RPM 11 Search Term Click Bids Premium DUI Attorney $2.86 1,400% San Diego DUI Attorney $37.19 1,400% Flowers $1.51 260% Flowers San Francisco $4.01 260% Dentist $1.15 700% Dentist Los Angeles $8.51 700% Storage $1.27 609% Storage Denver $9.00 609% Divorce $1.68 430% Divorce Orange County $7.27 430% Plastic Surgery $2.27 860% Plastic Surgery Los Angeles $19.60 860% Wedding Photographer $0.75 500% Orlando Wedding Photographer $3.66 500% Movers $3.63 440% Movers New York $15.89 440% * TMP/Yahoo-comScore study - 2007

O&O - Growth Strategy 12 Repeat usage More SEO traffic Additional ad inventory Shopping Health & Wellness Events Beauty Higher page views/visitor Repeat usage Develop content Monetize with local advertisers A larger ecosystem with greater defensibility and higher margins

Network - Three Market Segments 13 We distribute our search results and content to other sites and monetize their local search queries with our ads We share in revenue generated from those ads with the sites 1,000+ regional media sites We develop SEO traffic via our private label solution We monetize this traffic with ads and pay them a revenue share Regional Media Local Search Engines 3rd Party Domains 100+ search engines We monetize their traffic with ads and pay them a revenue share 80,000+ 3rd party sites under management We develop SEO traffic via our proprietary website development and content platform We monetize this traffic with ads and pay partners a revenue share Local Ad Exchange & Feed Management

Network - Growth Strategy 14 Expand domains under management Expand regional media ad local search network Maintain traffic quality Syndicate more content & features to Network Develop more 'widgets' Drive interaction through a better user experience A/B testing for optimal monetization Increate and relevance A larger ecosystem with greater defensibility and higher margins

SAS – Offerings

Ad Feeds

YAHOO!
CITYGRID MEDIA
superpages.com
ReachLocal

- Most monetization/revenue comes from our ad feeds
- This is expected to reduce as % of revenue as we expand other sales initiatives based on new products
- Yahoo! is largest partner at ~ 50% of revenue
- Supermedia is second largest at ~20% of revenue

Direct Customers

Exact Match
LOCAL PREMIUM™

- ~60k direct SMB subscription customers
  - Acquired most through bulk transactions
  - Average of ~$40 per month subscription billed via phone bill
  - Inefficient – we collect ~50c on the $ due to high fees etc
- We're now quickly transitioning sales & BD efforts towards higher margin 'Exact Match' products
  - Building sales channels for 2011 growth: search verticals, yp publishers, agencies, regional media partners
  - Also moderately growing our small direct sales force
- Average first month sales price from telesales increased from $95 to $349 from June 2010 to Sept 2010

Webhosting
Retail $20-$49/mo



Local Premium
Retail $50-$199/mo



Exact Match new
Retail $99-$500+/mo



Local.com Corporate Presentation | November 2010 15

SAS - Growth Strategy 16 Expand internal telesales Orient towards higher margin Exact Match products Higher monetization allows us to compete for increased distribution Increased distribution attracts more advertisers 'Virtuous cycle' Yellow pages publishers Agencies Regional media partners Verticals Increase coverage Better ad targeting Increase revenue share

M&A Strategy Completed a handful of transactions in the past 18 months Most recent: OCTANE360 All were accretive or near- term accretive Continue to look at new opportunities all the time Acquire New Brands Content Organic traffic Acquire Network Products Acquire Ad Products Acquire Networks Acquire Customers 17

Revenue & Adjusted EPS 18 Adjusted Net Income (Loss) = Net income (loss) before interest, taxes, depreciation, amortization, stock-based compensation, warrant revaluation charges, and non-recurring Items Mid-range of Guidance

P&L Trend

	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Guidance
Description	**Q1-09**	**Q2-09**	**Q3-09**	**Q4-09**	**FY-09**	**Q1-10**	**Q2-10**	**Q3-10**	**Q4-10**
Revenue	$ 11,064	$ 13,726	$ 15,128	$ 16,364	$ 56,282	$ 18,631	$ 23,004	$ 22,457	$22,000-$23,000
Sequential revenue growth	*16%*	*24%*	*10%*	*8%*	*47%*	*14%*	*23%*	*-2%*	
Operating expenses:									
Cost of Revenues	7,524	7,735	8,858	9,837	33,954	10,802	13,176	10,705	
Sales and marketing	3,080	2,995	3,080	2,803	11,958	3,098	3,945	4,031	
General and administrative	2,107	1,871	1,698	1,728	7,404	1,914	2,209	2,663	
Research and development	856	735	964	988	3,543	1,112	1,142	1,499	
Amortization of intangibles	355	724	722	723	2,524	1,230	1,454	1,561	
Total operating expenses	13,922	14,060	15,322	16,079	59,383	18,156	21,926	20,459	
Operating income (loss)	(2,858)	(334)	(194)	285	(3,101)	475	1,078	1,998	
Interest and other income (expense)	3	1	(18)	(13)	(27)	(56)	(61)	(79)	
Change in fair value of warrant laibility	(510)	(723)	(1,175)	(573)	(2,981)	(272)	335	1,830	
Income (loss) before income taxes	(3,365)	(1,056)	(1,387)	(301)	(6,109)	147	1,352	3,749	
Provision for income taxes	1	-	-	157	158	13	122	-	
Operating expenses:	$ (3,366)	$ (1,056)	$ (1,387)	$ (458)	$ (6,267)	$ 134	$ 1,230	$ 3,749	
Adjusted Net income (loss)	$ (1,189)	$ 943	$ 1,317	$ 1,970	$ 3,041	$ 2,575	$ 3,451	$ 4,595	$3,400-$3,700
Weighted average shares	14,433	14,666	14,796	15,512	14,714	15,918	17,342	17,202	17,500
Net income (loss) per share	$ (0.23)	$ (0.07)	$ (0.10)	$ (0.03)	$ (0.44)	$ 0.01	$ 0.07	$ 0.22	
Adjusted Net income (loss) per share	$ (0.08)	$ 0.06	$ 0.09	$ 0.13	$ 0.21	$ 0.16	$ 0.20	$ 0.27	$0.20-$0.21

Adjusted Net Income (Loss) = Net income (loss) before interest, taxes, depreciation, amortization, stock-based compensation, warrant revaluation charges, and non-recurring items

Local.com Corporate Presentation | November 2010 19

Revenue by Business Unit 20 Note: Revenue numbers above rounded to the nearest tenth of one million dollars. Of the 61% in revenue growth for the first 9 months of 2010 vs. 2009, 55% was organic and 6% via acquisitions

Q2 Balance Sheet & Capitalization 21 Sept 30, 2010 Cash $11,887 Accounts Receivable 17,261 Total Assets 63,789 Total Debt 7,000 Total Liabilities 24,460 Shareholders Equity $39,329 Sept 30, 2010 Common 16,572 Options 1 3,576 Warrants 1 1,334 Fully Diluted 21,481 Options and warrants represent approximately $27MM in cash Additional Data: In June 2010 the Company closed on a $30 million credit facility. As of 9/30/2010, $7 million outstanding under the line of credit. Total authorized shares 65,000,000 common and 10,000,000 preferred 8,000,000 share registered shelf - available for future capital needs

22 Thank You Heath Clarke Chairman & Chief Executive Officer hclarke@local.com Ken Cragun Interim Chief Financial Officer kcragun@local.com 949.784.0800 http://corporate.local.com

Appendix: Key Investment Considerations 23 Rapidly growing company in a rapidly growing market Beneficiary of secular trend towards online ad spend by SMBs Proprietary unique ad platform and product suite Attractive Position in Growing Market Multiple revenue streams with adjusted earnings Growth strategies improve operating leverage ~$12.0 mil cash 9/30/10 and >$40mil in NOL >60k small business customers with highly recurring revenues (as of Q3 2010) Experienced executive team focused on execution with strategy discipline Board focus on corporate governance and shareholder value Strong Operating Model Attractive Financial Characteristics Seasoned Executives & Board

Reconciliation: Adjusted Net Income to GAAP Net Income 24